                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                        Commission Only (as permitted by
                                        Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Reinsurance Group Of America, Incorporated
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

 -----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

 -----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

 -----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Dated Filed:

                                    RGA LOGO

               SUPPLEMENTAL NOTICE OF POSTPONED SPECIAL MEETING OF
                               THE SHAREHOLDERS OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED

                                                           St. Louis, Missouri
                                                             September 2, 1999

TO THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED

         On July 23, 1999, Reinsurance Group of America, Incorporated ("RGA") mailed a Notice of Special Meeting and Proxy Statement (the "Original Proxy Statement") to shareholders of record for a Special Meeting of the Shareholders which was originally scheduled to be held on September 1, 1999. Subsequent to the date of those proxy materials, certain events have occurred, including the announcement of the pending sale of GenAmerica Corporation ("GenAmerica"), the majority shareholder of RGA.

         In light of these developments, which are more fully described in the accompanying Proxy Statement Supplement to the Original Proxy Statement (the "Proxy Statement Supplement"), and in order to provide you with sufficient time to review the matters described in the Proxy Statement Supplement, RGA has postponed the Special Meeting in accordance with Section 351.268 of the Missouri General and Business Corporation Law. The Special Meeting will now be held at the Marriott West Hotel, 660 Maryville Centre Drive, St. Louis, Missouri on September 14, 1999, commencing at 2:00 p.m., Central Daylight Time, at which meeting only holders of record of RGA's Voting Common Stock and RGA's Non-Voting Common Stock at the close of business on July 19, 1999 will be entitled to vote.

         The purpose of the Special Meeting is to vote on an amendment to the Restated Articles of Incorporation of RGA in order to reclassify the existing and separate class of Non-Voting Common Stock into Voting Common Stock by converting each outstanding share of Non-Voting Common Stock into 0.97 of a share of Voting Common Stock, as described in the Original Proxy Statement and the Proxy Statement Supplement.

         The accompanying Proxy Statement Supplement includes information concerning GenAmerica and several recent developments since the mailing to you of the Original Proxy Statement. The Proxy Statement Supplement modifies or supersedes certain information in the Original Proxy Statement and should be read in conjunction with the Original Proxy Statement.

         Enclosed is a white proxy card with a blue stripe. The all-white proxy card which accompanied the Original Proxy Statement will remain valid. If you returned the all-white proxy card, your votes will be recorded unless you submit a subsequent proxy changing your vote or you revoke your proxy. If you have not voted or wish to change your vote, please mark, date and execute the enclosed blue-striped proxy card and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

         IF YOU HAVE ALREADY SUBMITTED A PROXY CARD, YOU DO NOT NEED TO SUBMIT THE ACCOMPANYING CARD UNLESS YOU WISH TO CHANGE YOUR VOTE.

                                    REINSURANCE GROUP OF AMERICA, INCORPORATED


                                    By  /s/ Richard A. Liddy
                                        ------------------------------------
                                        Chairman of the Board

/s/ James E. Sherman
Secretary

                               ------------------
                 Reinsurance Group of America, Incorporated (SM)
                               ------------------
                                    RGA LOGO
                               ------------------

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
      1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD ST. LOUIS MISSOURI 63017
       (FORMERLY 660 MASON RIDGE CENTER DRIVE, ST. LOUIS, MISSOURI 63141)

                           PROXY STATEMENT SUPPLEMENT

                                FOR THE POSTPONED
                       SPECIAL MEETING OF THE SHAREHOLDERS
                          TO BE HELD SEPTEMBER 14, 1999
                    MARRIOTT WEST HOTEL, ST. LOUIS, MISSOURI

         This proxy statement supplement ("Proxy Statement Supplement") is furnished to the holders of common stock, which we refer to in this Proxy Statement Supplement as Voting Common Stock and Non-Voting Common Stock, of Reinsurance Group of America, Incorporated ("RGA" or the "Company") in connection with the solicitation of proxies for use in connection with the Special Meeting of the Shareholders to be held September 14, 1999, and all adjournments and postponements thereof, for the purpose set forth in the accompanying Supplemental Notice of Postponed Special Meeting of the Shareholders.

         This Proxy Statement Supplement includes information concerning GenAmerica and several recent developments since the mailing to you of the original proxy statement on July 23, 1999 (the "Original Proxy Statement"). This Proxy Statement Supplement modifies or supersedes certain information in the Original Proxy Statement and should be read in conjunction with the Original Proxy Statement.

         Enclosed is a white proxy card with a blue stripe. The all-white proxy card which accompanied the Original Proxy Statement will remain valid. If you returned the all-white proxy card, your votes will be recorded unless you submit a subsequent proxy changing your vote or you revoke your proxy. If you have not voted or wish to change your vote, please mark, date and execute the enclosed blue-striped proxy card and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

         IF YOU HAVE ALREADY SUBMITTED A PROXY CARD, YOU DO NOT NEED TO SUBMIT THE ACCOMPANYING CARD UNLESS YOU WISH TO CHANGE YOUR VOTE.

         If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Voting Common Stock or Non-Voting Common Stock can be voted only when represented by a properly executed proxy.

         Any person giving any such proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of RGA, by duly executing and delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person.

         The Company is first mailing this Proxy Statement Supplement and the enclosed form of proxy to Shareholders on or about September 2, 1999.

                               RECENT DEVELOPMENTS

         Set forth below is a description of certain recent developments, which description should be read in conjunction with the Original Proxy Statement. Currently, GenAmerica Corporation ("GenAmerica") beneficially owns approximately 63.6% of the Voting Common Stock. Upon approval and consummation of the recapitalization amendment, GenAmerica will beneficially own approximately 53.5 % of the Voting Common Stock.

ADMINISTRATIVE SUPERVISION OF GENERAL AMERICAN

         On August 10, 1999, General American Life Insurance Company ("General American"), a wholly-owned subsidiary of GenAmerica, announced that it became subject to an order of administrative supervision from the Missouri Department of Insurance (the "Department"). This action arose from General American's inability to meet substantial demands for surrenders of its funding agreement business without jeopardizing interests of its other policyholders. General American stated that the unexpected high volume of withdrawal requests from its funding agreement investors created severe pressure on General American's liquidity position and its ability to convert assets within the tight time frame required. General American stated that it was seeking additional time to respond to the requests of the funding agreement clients, making certain all obligations are honored. General American also announced it was in discussions with several potential strategic partners and was continuing to pursue these discussions and other options. RGA Reinsurance Company, the primary operating subsidiary of the Company ("RGA Reinsurance"), has been able to meet its obligations and has not advised the Department of any similar difficulties.

         Administrative supervision is the lowest level of oversight under Missouri insurance law, and, among other things, requires General American to seek approval of the Department for major decisions or actions that are outside the ordinary course of business. The Director of the Division of Financial Regulation of the Missouri Department of Insurance has been named Administrative Supervisor of General American.

         The funding agreement withdrawal activity stemmed from recent developments associated with the ratings of General American and ARM Financial Group, Inc., a financial services company which marketed a highly specialized portfolio of funding agreement products to institutional investors. In late July, Moody's Investor Services downgraded General American's financial strength rating from A2 to A3. The downgrade caused a significant number of funding agreement investors to recall their funds over a short period of time, creating the liquidity pressures. Moody's further lowered General American's rating to Ba1 on August 9, 1999 and B1 on August 12, 1999. Moody's traditionally has rated RGA Reinsurance with the same financial strength as General American. Consequently, RGA Reinsurance also was subject to the downgrade by Moody's to a Ba1 rating on August 9, 1999 and Ba3 on August 12, 1999, which is RGA's current rating. Additionally, Standard & Poor's and A.M. Best downgraded RGA Reinsurance to BB and B++ as of August 10 and August 11, respectively, which are RGA's current ratings.

         RGA Reinsurance serves as a reinsurer to General American for approximately $1.2 billion of funding agreement deposits as of August 13, 1999. The Company has assets at a level sufficient to back those deposits. As of August 13, 1999, the Company has approximately $130 million of liquid funds raised through recent investment sales. Through August 13, 1999, the Company had incurred pre-tax losses of approximately $10 million since June 30, 1999, in connection with asset sales.

         The Company expects to be able to meet all reinsurance and debt obligations. The Company continues to seek the most effective alternatives to meet obligations under the reinsurance relationship with General American as those obligations become due. RGA Reinsurance is not obligated to forward funds to General American under the funding agreement reinsurance arrangements until such time as General American pays the related contract holders. On August 9, 1999, the Company funded approximately $413 million to General American for settlement of client requests in the ordinary course of business. As of August 13, 1999, General American had not released those funds to its clients. One alternative for meeting the Company's payment obligations when they become due includes additional sales of investments over time. The extent of any additional losses upon the disposal of investments will depend on market conditions at the time of sale.



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
         The funding agreement business contributed to the Company's pre-tax earnings in the amount of approximately $4 million during 1998, and approximately $3 million through June 30, 1999. These amounts of pre-tax earnings will not exist in the future for this block of business because substantially all the business has been surrendered. For the year ended December 31, 1998 and the six months ended June 30, 1999, all reinsurance arrangements with General American represented approximately 5% of the Company's consolidated earnings.

         The Company has several treaties that provide clients the right to recapture, generally subject to 90 days written notice, if its ratings fall below certain thresholds. While the Company's ratings have fallen below these thresholds as of August 31, 1999, the Company has not been notified of any such recaptures. See the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 for additional information regarding the administrative supervision of General American and possible effects on the Company. See "Where You Can Find More Information" below.

         On August 10, 1999, the Board of Directors of RGA appointed a special committee of directors (the "Special Committee") consisting of Messrs. Stuart Greenbaum (chairman), William Peck and Clifford Eason. The Special Committee was authorized to consider the effect on the operation of the Rights Plan and the Missouri anti-takeover statutes of any future order of rehabilitation or order of liquidation with respect to General American sought by the Department, and to take necessary or appropriate actions with respect thereto.

AMENDMENTS TO RIGHTS PLAN AND RELATED MATTERS; APPROVAL OF METLIFE

         The Special Committee and the Board of Directors held several meetings to consider the effect of the Rights Agreement (as defined below), Missouri anti-takeover statutes and related matters with respect to any future order of rehabilitation or order of liquidation affecting General American and its pending acquisition by Metropolitan Life Insurance Company ("MetLife"). At the meetings the directors engaged in lengthy discussions and at several of the meetings, representatives of outside counsel to the Committee, or to the Board of Directors, as the case may be, and of the financial advisors, in the case of the Committee, participated. At such meetings, the directors asked questions and received answers from such representatives.

         On August 13, 1999, the Special Committee unanimously approved and RGA executed a Third Amendment to the Rights Agreement dated as of May 4, 1993 between the Company and ChaseMellon Shareholder Services, L.L.C. (as successor to Boatmen's Trust Company), as Rights Agent (as amended, the "Rights Agreement"). See "Description of Capital Stock - Rights Plan" beginning on page 21 of the Original Proxy Statement. The Third Amendment was adopted to exclude from the definition of an "Acquiring Person" (as defined in the Rights Agreement) any governmental authority, agency or official who is deemed, by virtue of a court order or exercise of insurance regulatory authority granted by applicable statute or regulation, to be the beneficial owner of the voting shares held by GenAmerica prior to the effectiveness of such court order or the exercise of such authority. The Special Committee also adopted an amendment to the Company's Bylaws opting out of the Missouri control share acquisition statute and approved administrative supervision of General American by the Department for purposes of the Missouri business combination statute. See "Description of Capital Stock - Missouri Statutory Provisions" beginning on page 26 of the Original Proxy Statement.

         On August 24, 1999, the Special Committee unanimously recommended and the Board of Directors of RGA unanimously adopted a Fourth Amendment to the Rights Agreement. The Fourth Amendment was adopted to exclude MetLife and its affiliates from the definition of an "Acquiring Person" (as defined in the Rights Agreement).

         On August 24, 1999, the Special Committee unanimously recommended and the Board of Directors of RGA unanimously gave its prior approval to the acquisition of beneficial ownership by MetLife of all shares of Voting Common Stock of RGA held by GenAmerica for purposes of meeting the requirements of the business combination statute contained in the General and Business Corporation Law of Missouri. See "Description of Capital Stock - Missouri Statutory Provisions - Business Combination Statute" beginning on page 26 of the Original Proxy Statement. Such business combination statute, which would have been triggered by the sale of GenAmerica to MetLife absent such approval, would have restricted the voting rights of MetLife.

SALE OF GENAMERICA TO METLIFE; PRINCIPAL TERMS OF THE METLIFE STOCK PURCHASE AGREEMENT

         On August 26, 1999, General American Mutual Holding Company ("GAMHC") and Metropolitan Life Insurance Company ("MetLife") announced a definitive agreement whereby MetLife will acquire GenAmerica and its subsidiaries.

General

         The stock purchase agreement contemplates that MetLife will purchase all of the outstanding stock of GenAmeric from GAMHC. After consummation of the transaction, GenAmerica will be a wholly owned subsidiary of MetLife.

Purchase Price

         The stock purchase agreement provides that the purchase price will be $1.2 billion which amount will be reduced if there are delays in completing the transaction. In the event that all required government approvals are obtained and the closing does not occur prior to the 120th day after August 26, 1999, for each calendar day commencing with the 120th day through the 179th day, or the closing date if earlier, the purchase price will be reduced by $1 million, and for each day commencing with the 180th day through the closing date, the purchase price will be reduced by $2 million.

Escrow Agreement

         The purchase price will be paid into an escrow account to indemnify MetLife with respect to events and losses specified in the stock purchase agreement. The escrow funds will be released to GAMHC as follows:

         - from time to time to pay expenses of GAMHC in connection with the reorganization proceeding, expenses incurred by GAMHC in the ordinary course of business, GAMHC's valid statutory and contractual obligations and taxes for which GAMHC is obligated;

         - within 60 days of closing, 20% of the escrow funds will be released to GAMHC provided that all regulatory and court approvals have been obtained;

         - on August 26, 2001, MetLife, in its sole discretion, may authorize release of all or a portion of the escrow funds to GAMHC; and

         - on August 26, 2002, the balance of the escrow funds, less amounts to satisfy pending or claims actually threatened at such time, will be released to GAMHC.

Representations and Warranties

         The stock purchase agreement contains customary representations and warranties of GAMHC as to, among other things: corporate organization, the subsidiaries of GenAmerica, authority of GAMHC to enter into the stock purchase agreement, required consents and approvals for the transactions contemplated by the stock purchase agreement, GAMHC's ownership of the shares of GenAmerica, accuracy of financial statements, fees and expenses of brokers, legal proceedings, lack of undisclosed liabilities, compliance with applicable laws, absence of changes since December 31, 1998, technology and intellectual property, employee benefits plans, taxes, material contracts, portfolio investments, liabilities and reserves, title to assets, transactions between GenAmerica and affiliated persons, reinsurance and retrocession treaties and agreements in force, environmental matters, GenAmerica's insurance coverage, Year 2000 matters, accuracy of adequacy of materials filed by Conning and RGA with the SEC, applicability of state anti-takeover statutes and shareholder rights plans, insurance products sold by GenAmerica, and real property owned or leased by GenAmerica.

         The stock purchase agreement contains representations and warranties of MetLife, which are more limited than those of GAMHC. These representations and warranties include: corporate organization, authority of MetLife to enter into the stock purchase agreement, required consents and approvals, legal proceedings, investment intent of MetLife, expenses of brokers, and ability to finance the transaction.

         Many of these representations and warranties are qualified by the concept of "material adverse effect." This means that representations and warranties so qualified will not be deemed to be breached or violated unless the breach or violation would have a material adverse effect on the financial condition or results of operations of GenAmerica and its subsidiaries, including Conning and RGA, taken as a whole. However, anything resulting from any of the following will not be deemed to be a material adverse effect:

         - general economic conditions in the U.S. or elsewhere, including changes in interest rates and changes in the stock or other financial markets;

         - conditions generally affecting the life insurance, life reinsurance or securities industries; and

         - conditions resulting from the announcement or existence of the stock purchase agreement or the consummation of the transactions contemplated therein (including potential downgrades by rating agencies of GenAmerica or its subsidiaries).

The stock purchase agreement also provides that none of the following will be considered a material adverse effect:

         - the inability or any limit on the ability of certain of GenAmerica's subsidiaries to write new or renewal insurance or reinsurance business provided that it is reasonably likely that any such limit imposed by a state insurance department will be removed within 60 days following the closing;

         - any changes prior to August 26, 1999 in the value of the investment portfolios of GenAmerica and certain of its subsidiaries;

         - the supervision order placing General American under the supervision of the Missouri Department of Insurance and the reorganization proceeding to be initiated under the Missouri Insurance Code;

         - any alleged breaches with respect to funding agreement contracts and direct consequences thereof;

         - any alleged defaults in connection with capital securities issued by a wholly owned trust of GenAmerica or surplus notes issued by a specified subsidiary of GenAmerica; or

         - any rating agency downgrades of GenAmerica or its subsidiaries, including RGA or Conning.

         Each representation and warranty contained in the stock purchase agreement will survive for two years after the closing.

Conduct of Business Pending Closing

         Prior to the closing, GAMHC has agreed to cause GenAmerica and its subsidiaries, including Conning and RGA, to:

         - preserve intact its present organization, business and franchise;

         - maintain all material licenses, approvals, qualifications, registrations and authorizations;

         - preserve material relationships with employees and agents, other distributions sources, customers, lenders, suppliers, regulators, and rating agencies;

         - continue advertising and promotional activities, pricing and purchasing policies, operations and business plan implementation consistent with past practices;

         - continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of its assets, properties, business, operations, employees, officers or directors except as required by applicable law; and

         - for GenAmerica and its subsidiaries other than RGA and Conning, not undertake any material new business initiatives.

         GAMHC has also agreed that until the closing, it will not, and will not permit GenAmerica to:

         - take or omit to take any action that would cause any of the representations or warranties made by GAMHC to become untrue;

         - take any actions that would prevent or materially impair GAMHC's ability to consummate the transactions contemplated in the stock purchase agreement; or

         - sell or otherwise transfer or dispose of shares of capital stock of RGA or Conning held by the Company.

No Solicitations

         GAMHC has agreed that until the closing of the transactions contemplated in the stock purchase agreement, it will not (a) solicit any proposals regarding any business combination involving GenAmerica or its subsidiaries, or (b) participate in any discussions or negotiations regarding any potential business combination involving GenAmerica or its subsidiaries with any third party other than MetLife. However, to the extent required by the fiduciary obligations of GAMHC's board of directors, determined in good faith, or at the direction of the Missouri Department of Insurance or the reorganization proceeding with respect to GenAmerica, GAMHC may participate in discussions or negotiations or furnish information in connection with an unsolicited proposal for a transaction that would result in another person gaining control of GenAmerica. GAMHC may terminate the stock purchase agreement and enter into an alternate transaction based on such proposal provided that it will be required to pay MetLife a termination fee of $50 million.

Employment

         MetLife has agreed to maintain, for a period of one year following the closing, the number of employees employed by GenAmerica and its subsidiaries, including RGA and Conning, at 90% of the number employed at closing provided that this number may be adjusted to reflect businesses divested by GenAmerica.

Headquarters; Local Activities

         MetLife has agreed to maintain the corporate headquarters and principal executive offices of GenAmerica, Conning and RGA, in St. Louis, Missouri and to cause GenAmerica to continue to provide charitable contributions and community support within St. Louis in accordance with historic levels.

Dividends

         MetLife has agreed that holders of participating policies of GenAmerica's life insurance subsidiaries will continue to have the right to receive dividends as provided in those policies.

Interim Arrangement

         MetLife will develop with GAMHC a program of coinsurance support during the period until closing for new and existing business by General American and similar arrangements as may be required by RGA and Cova. MetLife will also develop with GAMHC a program of policy conversion to support General American's in force business through the closing.

         MetLife and GAMHC will implement a stabilization program to address the funding agreement business. This program will consist of an exchange program or other program to be agreed to by MetLife and GAMHC. Under an exchange program, MetLife will offer an exchange contract to each holder of a funding agreement contract. In return, General American will transfer assets to MetLife with a market value equal to the liabilities under these contracts plus a risk premium of $120 million. If an exchange program is implemented, MetLife will make a capital contribution of $120 million to General American following the closing.

Conditions to Closing

         MetLife's obligation to effect the transactions contemplated in the stock purchase agreement are subject to among other things, satisfaction of the following conditions:

         - the representations and warranties of GAMHC set forth in the stock purchase agreement being true and correct as of the date of the stock purchase agreement and as of the date of closing (subject to certain exceptions);

         - GAMHC having performed or complied with all agreements, covenants, obligations and conditions required to be performed under the terms of the stock purchase agreement;

         - GenAmerica having not commenced a voluntary bankruptcy proceeding, and if an involuntary case is commenced against GenAmerica, it having been dismissed within 60 days after its commencement;

         - the transactions contemplated in the Original Proxy Statement, as supplemented by this Proxy Statement Supplement, having been consummated;

         - any approvals or orders required in connection with the reorganization proceeding to permit the consummation of the transactions contemplated in the stock purchase agreement having been obtained and become final and nonappealable, or the period for appealing any such approval having passed, or if with respect to any appeals pending, MetLife having determined, in its sole discretion exercised in good faith, that the appeals are unlikely to invalidate MetLife's title to the shares of GenAmerica; and

         - General American not being subject to a pending rehabilitation proceeding under the Missouri Insurance Code.

         GAMHC's obligation to complete the transactions contemplated in the stock purchase agreement is subject to, among other things, satisfaction of the following conditions:

         - the representations and warranties of MetLife set forth in the stock purchase agreement being true and correct as of the date of the stock purchase agreement and as of the date of closing (subject to certain exceptions);

         - GAMHC having performed or complied with all agreements, covenants, obligations and conditions required to be performed under the terms of the stock purchase agreement; and

         - any approvals or orders required in connection with the reorganization proceeding to permit the consummation of the transactions contemplated in the stock purchase agreement having been obtained, and such approvals or orders not having been stayed or reversed.

         In addition to the foregoing, the obligations of both MetLife and GAMHC to complete the transactions contemplated in the stock purchase agreement are subject to satisfaction of the following conditions:

         - lack of any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated in the stock purchase agreement;

         - all approvals of governmental authorities required to consummate the transactions contemplated in the stock purchase agreement having been obtained and being in full force and effect;

         - expiration or termination of the waiting period under the Hart-Scott Rodino Act; and

         - the reorganization plan, containing terms specified in an exhibit to the stock purchase agreement, being approved.

Indemnification

         GAMHC will indemnify MetLife and its directors, officers, employees, and affiliates against losses resulting from:

         - breaches by GAMHC of any representation or warranty set forth in the stock purchase agreement without giving effect to materiality or material adverse effect qualifiers;

         - nonfullfillment by GAMHC of any covenant or agreement set forth in the stock purchase agreement;

         - any action brought or threatened within three years of closing based on (i) MetLife's acquisition of GenAmerica, (ii) alleged breaches occurring after July 15, 1999 relating to funding agreements or guaranteed investment contracts issued by General American, or (iii) the financial distress of General American relating to its funding agreement and guaranteed investment contract business;

         - indemnification claims of officers, director and employees of GAMHC, MetLife, or GenAmerica and its subsidiaries including RGA and Conning, or payments made by GenAmerica or its subsidiaries, including RGA and Conning, with respect to the matters set forth in the immediately preceding bullet point including indemnification of officers, directors and employees;

         - liabilities with respect to any employee benefit plans maintained by GenAmerica or its subsidiaries that are not disclosed to MetLife; and

         - liabilities relating to additional or accelerated payments or rights under employee benefit or compensation plans maintained by GenAmerica or its subsidiaries resulting from the transactions contemplated in the stock purchase agreement.

         MetLife will indemnify GAMHC and its directors, officers, employees, and affiliates against losses resulting from:

         - breach by MetLife of any representation or warranty set forth in the stock purchase agreement; and

         - nonfullfillment by MetLife of any covenant or agreement set forth in the stock purchase agreement.

         The indemnification obligations under the stock purchase agreement are subject to the following limitations:

         -        no indemnification for individual losses of less than $25,000;

         - GAMHC's obligation to indemnify MetLife for breaches of representations and warranties is limited to the amount of losses incurred, after insurance or other recoveries and on an after tax basis, that exceed $15 million;

         - no indemnification for punitive, special or consequential damages;

         - no indemnification for losses resulting from actions taken after the closing that are not contemplated by the stock purchase agreement or required by applicable law; and

         - GAMHC's total indemnification obligation is limited to the amount of the purchase price.

Termination

         The stock purchase agreement may be terminated prior to the closing only as follows:

         -        by mutual agreement of MetLife and GAMHC;

         - by either MetLife or GAMHC if a condition to its obligation to perform becomes incapable of fulfillment;

         - by MetLife if GAMHC (i) breaches or fails to perform in any material respect any covenants or agreements, or (ii) breaches any representation or warranty that is qualified as to material adverse effect or breaches any other representation or warranty which breach would have a material adverse effect and such breach or failure to perform is not cured within 30 days;

         - by GAMHC if MetLife breaches or fails to perform in any material respect any covenants, agreements, representation or warranty and such breach or failure to perform is not cured within 30 days;

         - by either MetLife or GAMHC if the closing does not occur by August 26, 2000 (or October 26, 2000 in certain circumstances);

         - by GAMHC if, as a result of a proposal from a party other than MetLife with respect to an alternate transaction, (i) its board of directors determines in good faith following consultation with outside counsel and financial advisors that acceptance of such proposal is necessary for the board to act consistent with its fiduciary duties, or (ii) the director of the Missouri Department of Insurance directs GAMHC to terminate the stock purchase agreement;

         - by MetLife if any material insurance subsidiary of GenAmerica is placed in delinquency or rehabilitation proceedings (other than any rehabilitation proceedings with respect to General American to effectuate the transactions contemplated in the stock purchase agreement provided that such proceeding is completed within 21 days);

         - by MetLife if an order approving the reorganization proceeding or the stock purchase agreement is appealed and stayed and such stay is not lifted within 15 days after it is issued; and

         - by MetLife if, after August 26, 1999, there occurs a change that fundamentally impairs, in a manner that cannot be remedied within a reasonable period of time, the core business operations of GenAmerica and its subsidiaries, taken as a whole, and is not attributable to
                  (i) general economic conditions in the U.S. or elsewhere, including changes in interest rates and changes in the stock or other financial markets, (ii) conditions generally affecting the life insurance, life reinsurance or securities industries, or (iii) conditions resulting from the announcement or existence of the stock purchase agreement or the consummation of the transactions contemplated therein.

OTHER NON-VOTING COMMON STOCK PROTECTIONS

         In addition to the anti-takeover provisions contained in the Rights Agreement and Missouri statutory law, our Restated Articles of Incorporation contain an anti-takeover provision which attempts to reduce the possibility of the unfair treatment of holders of the Non-Voting Common Stock in the event a person attempts to obtain control of RGA. See "Description of Capital Stock - Non-Voting Common Stock - Other Non-Voting Common Stock Protections" beginning on page 18 of the Original Proxy Statement. The provision would be removed from our Restated Articles of Incorporation upon the approval and consummation of the recapitalization amendment.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

         RGA Voting Common Stock and Non-Voting Common Stock are both listed for trading on the New York Stock Exchange under the trading symbols "RGA" and "RGA.A," respectively. The following table sets forth, for the period indicated, the high and low sales prices and dividends per share of Voting Common Stock and Non-Voting Common Stock in the third quarter of 1999 (through August 30, 1999). For current price information, you are urged to consult publicly available sources. See "Comparative Stock Prices and Dividends" beginning on page 15 of the Original Proxy Statement for prior period information.

                                                                     NON-VOTING          DIVIDENDS
                                          VOTING COMMON STOCK       COMMON STOCK    (ADJUSTED FOR STOCK
                                          -------------------       ------------             SPLIT)
                                                                                            ------
1999                                      HIGH          LOW       HIGH         LOW
----                                     ------        ------    ------      ------
   Third Quarter (through August 30)     $40.68        $26.81    $39.56      $24.00           -



The following table sets forth:

         - the high and low sales price per share of Voting Common Stock on the New York Stock Exchange;

         - the high and low sales price per share of Non-Voting Common Stock on the New York Stock Exchange; and

         - the market value of one share of Non-Voting Common Stock on an equivalent per share basis;

in each case on June 29, 1999, which was the last full trading day before the public announcement of the proposed recapitalization amendment, and on August 30, 1999, which was the last full trading day for which such information would be calculated before the date of this document. The equivalent price per share data for Non-Voting Common Stock has been determined by multiplying the last reported sale price of one share of Voting Common Stock on each of these dates by the exchange ratio of 0.97.

                                                                                  EQUIVALENT PRICE PER
                                                         NON-VOTING               SHARE OF NON-VOTING
         DATE            VOTING COMMON STOCK            COMMON STOCK                  COMMON STOCK
         ----            -------------------            ------------                  ------------
                        High            Low          High            Low           High           Low
                        ----            ---          ----            ---           ----           ---
June 29, 1999          $36.31          $35.25       $29.63          $29.44        $35.22        $34.19
August 30, 1999         33.19           31.81        32.25           30.75         32.19         30.86


                      WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

         We incorporate by reference into this proxy statement the following financial statements and other information (SEC File No. 1-11848), which contain important information about us and our business and financial results:

         - the financial statements, quarterly data and management's discussion and analysis of financial condition and results of operations contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998,

         - the financial statements and management's discussion and analysis of financial condition and results of operations contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         - the financial statements and management's discussion and analysis of financial condition and results of operations contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999; and

         -     the Current Report on Form 8-K filed with the SEC on August 25,
               1999.

         We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the Special Meeting. The SEC allows us to incorporate by reference into this proxy statement such documents. You should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

         YOU MAY GET COPIES OF ANY OF THE INCORPORATED DOCUMENTS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED) AT NO CHARGE TO YOU BY WRITING OR CALLING JACK B. LAY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, REINSURANCE GROUP OF AMERICA, INCORPORATED, 1370 TIMBERLAKE MANOR PARKWAY, ST. LOUIS, MISSOURI 63017 (TELEPHONE: (636) 736-7300).


            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The statements included or incorporated by reference in this Proxy Statement Supplement regarding future financial performance and results and the other statements that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include, without limitation, certain statements under the caption "Recent Developments - Administrative Supervision of General American." Such statements also may include, but are not limited to, statements regarding the Company's ability to meet reinsurance and debt obligations, projections of earnings, revenues, income or loss, estimated fair values of fixed rate instruments, estimated cash flows of floating rate instruments, capital expenditures, plans for future operations and financing needs or plans, growth prospects and targets, industry trends, trends in or expectations regarding operations and capital commitments, the sufficiency of claims reserves, and Year 2000 compliance as well as assumptions relating to the foregoing. The words "expect," "project," "estimate," "anticipate," "should," "believe" and similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) the timing of reinsurance funding obligations arising out of arrangements with General American, (2) market conditions and the timing of sales of investment securities, (3) regulatory action taken by the Missouri Department of Insurance with respect to General American or the Company or its subsidiaries, (4) changes in the Company's credit ratings and the effect of recent ratings downgrades on the Company's future results of operations and financial condition, (5) material changes in mortality and claims experience,(6) competitive factors and competitors' responses to the Company's initiatives, (7) general economic conditions affecting the demand for insurance and reinsurance in the Company's current and planned markets, (8) successful execution of the Company's entry into new markets (9) successful development and introduction of new products, (10) the stability of governments and economies in foreign markets, (11) fluctuations in U.S. and foreign currency exchange rates, interest rates and securities and real estate markets, (12) the success of the Company's clients, including General American and its affiliates, and (13) changes in laws, regulations and accounting standards applicable to the Company and its subsidiaries. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

         READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE
FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THEREOF. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY STATEMENT. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS AND CIRCUMSTANCES AFTER THE DATE HEREOF TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                   REINSURANCE GROUP OF AMERICA, INCORPORATED

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby appoint Jack B. Lay and James E. Sherman, or either of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Special Meeting of the Shareholders of Reinsurance Group of America, Incorporated ("RGA") to be held September 14, 1999, commencing at 2:00 p.m., St. Louis time, at the Marriott-West, 660 Maryville Centre Drive, St. Louis, Missouri, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock and Non-Voting Common Stock of RGA standing on the books of RGA in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.

     Please complete, sign and date other side and return promptly. Please mark your vote as indicated in this example.

                 MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

     An amendment to the Restated Articles of Incorporation of RGA in order to reclassify the existing and separate class of Non-Voting Common Stock into Voting Common Stock by converting each outstanding share of Non-Voting Common Stock into 0.97 share of Voting Common Stock.


                    FOR         AGAINST         ABSTAIN


     The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement, as supplemented by the Supplemental Notice of Postponed Special Meeting and accompanying Proxy Statement Supplement.


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE RECAPITALIZATION AMENDMENT. A VOTE TO ABSTAIN WILL BE VOTED AGAINST THE RECAPITALIZATION AMENDMENT.

Dated this _____ day of ____________________________, 1999

        __________________________________________________

        __________________________________________________


     (If Stock is owned in joint names, both owners must sign.) If address at left is incorrect, please write in the correct information.

     Please sign as registered and return promptly to: Reinsurance Group of America, Incorporated, Midtown Station, PO Box 870, New York, NY 10138

FOLD AND DETACH HERE

Dear Shareholder:

     We have rescheduled the Special Meeting of Shareholders of Reinsurance Group of America Incorporated to be held on September 14, 1999 in the Marriott West, 660 Maryville Centre Drive, St. Louis,

Missouri at 2:00 p.m., St. Louis time.

     Enclosed is a supplement to the Proxy Statement mailed to you on July 23, 1999 that describes recent events, including the pending sale of GenAmerica Corporation, the majority shareholder of RGA. If you have not yet voted or would like to change your previous vote, please complete the proxy form above, detach it and return it promptly in the envelope provided. If you do not submit the above proxy form or notify us that you would like to revoke your vote, your prior vote will be recorded.

     IF YOU HAVE ALREADY SUBMITTED A PROXY CARD, YOU DO NOT NEED TO SUBMIT THE ABOVE PROXY CARD UNLESS YOU WISH TO CHANGE YOUR VOTE.




                                       3